
<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-1997
<PERIOD-END>                                         SEP-30-1996
<CASH>                                               190,418
<SECURITIES>                                         1,142,118
<RECEIVABLES>                                        3,876
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     22,995<F1>
<PP&E>                                               530,356
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       24,095,597<F2>
<CURRENT-LIABILITIES>                                825,953<F3>
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           22,763,284
<TOTAL-LIABILITY-AND-EQUITY>                         24,095,597<F4>
<SALES>                                              000
<TOTAL-REVENUES>                                     109,515<F5>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     289,455<F6>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   6,581
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,372,774)<F7>
<EPS-PRIMARY>                                        (38.02)
<EPS-DILUTED>                                        000

<F1>Included in current assets:  Tenant security deposits $2,764,  Other current assets $13,413 and Mortgagee escrow deposits $6,818.
<F2>Included  in  total  assets:   Investments  in  Local  Limited  Partnerships
$20,926,150, Other investments $1,275,517, Organization costs $4,167.
<F3>Current  liabilities  includes:  Accounts  payable to  affiliates  $779,880,
Accounts payable and accrued expenses $36,695, Accrued interest $3,622, Current portion of mortgage notes payable $3,357 and Security deposits payable $2,399.
<F4>Included  in Total  Liabilities  and Equity:  $506,623 of long-term debt and
Minority  interest  in  Local  Limited  Partnerships  $(263)
<F5>Total  revenue includes: Rental $34,649, Investment $31,710 and Other
$43,156.
<F6>Included in Other  Expenses:  Asset  Management  Fees  $92,697,  General
and Administrative $116,821, Property Management Fees $3,385, Rental operations, exclusive of depreciation $44,057, Depreciation $10,790 and Amortization $21,705.
<F7>Net loss reflects: Equity in losses of Local Limited Partnerships of
$(186,521), and minority  interest in loss of Local Limited  Partnerships  $284
and Accretion of Original   Issue  Discount   $48,516.

